For period ending 10-31-99
File Number 811-9098


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transaction was effected by the International Equity Portfolio:


Security:                  Sonera
Date of Purchase:          11/17/98
Date Offering commenced:   11/17/98
Purchase price:            8.78
Commission:                .0122
Securities acquired from:  Dresdner Kleinwort Benson
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          291943.78
Total offering:            879300000

Security:                  Portugal Telecom SA
Date of Purchase:          07/12/99
Date Offering commenced:   07/12/99
Purchase price:            37.50 Euro
Commission:                .0200
Securities acquired from:  SG Warburg & Co.
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          1387500
Total offering:            34900000

Security:                  Clarica Life Insurance Co.
Date of Purchase:          07/14/99
Date Offering commenced:   07/14/99
Purchase price:            20.50 CDA
Commission:                .0425
Securities acquired from:  Goldman Sachs
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          1128115
Total offering:            42,200,000 shares


The following Rule 10f-3 transactions were effected by the Balanced Portfolio:

Security:                  UnionBanCal
Date of Purchase:          02/25/99
Date Offering commenced:   02/25/99
Purchase price:            30.00
Commission:                .023
Securities acquired from:  Morgan Stanley
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          399000
Total offering:            750000000

Security:                  Lucent Technology 6.45 3/15/29
Date of Purchase:          03/10/99
Date Offering commenced:   03/10/99
Purchase price:            99.46
Commission:                .05
Securities acquired from:  Bear Stearns
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          2585960
Total offering:            1300000000

Security:                  ATT Corporation 6.00 3/15/09
Date of Purchase:          03/23/99
Date Offering commenced:   03/23/99
Purchase price:            99.77
Commission:                .0275
Securities acquired from:  Salomon Brothers
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          1247125
Total offering:            3000000000

Security:                  Vulcan Materials 6.00 4/1/99
Date of Purchase:          04/07/99
Date Offering commenced:   04/07/99
Purchase price:            99.40
Commission:                .04
Securities acquired from:  Goldman Sachs
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          2087400
Total offering:            250000000

Security:                  Conoco 6.95 4/15/29
Date of Purchase:          04/15/99
Date Offering commenced:   04/15/99
Purchase price:            99.40
Commission:                .05
Securities acquired from:  Salomon Smith Barney
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          1100000
Total offering:            1900000000

Security:                  Ford Motor Credit Global 7.37 10/28/09
Date of Purchase:          10/21/99
Date Offering commenced:   10/21/99
Purchase price:            99.81
Commission:                .0275
Securities acquired from:  Morgan Stanley
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          119620000
Total offering:            5000000000

The following Rule 10f-3 transaction was effected by the Large Cap Value Portfolio:

Security:                  UnionBanCal
Date of Purchase:          02/25/99
Date Offering commenced:   02/25/99
Purchase price:            30.00
Commission:                .023
Securities acquired from:  Morgan Stanley
Affiliated Underwriter:    Merrill Lynch
Amount purchased:          1080000
Total offering:            750000000